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                                                                    EXHIBIT 23.5

[DAIN BOSWORTH LETTERHEAD]                          CORPORATE FINANCE DEPARTMENT



                                     CONSENT


We hereby consent to the use of our opinion to the Board of Directors of Metropolitan Financial Corporation included as Appendix B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 of First Bank System, Inc. relating to the proposed merger of Metropolitan Financial Corporation with and into First Bank System, Inc., and to the reference to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


DAIN BOSWORTH INCORPORATED

/s/ Dain Bosworth Incorporated


November 29, 1994